SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2003

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	Identification (Commission File Number)	(I.R.S. Employer Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS.

On October 28, 2003, we reported that earnings per share (EPS) in the third quarter 2003, excluding the effects of SFAS 150, were $0.26, including $0.10 per share of gains on disposition of real estate, compared with EPS of $0.30 for the same period in 2002, which included $0.04 in gains.

For the year-to-date, excluding the effects of SFAS 150, EPS was $1.15, including $0.57 per share of gains on disposition of real estate, up from $0.94 per share for the year-to-date 2002, which included $0.07 of gains.

The third quarter and year-to-date EPS numbers include a $0.04 charge consistent with the SEC’s July 31, 2003 statement that costs associated with redemption of preferred stock should be factored into the calculation of net income per share (EITF Issue D-42). Absent this required accounting change, EPS in the quarter was $0.31.

The Financial Accounting Standards Board (FASB) is scheduled to review the application of SFAS 150 with respect to minority interests in finite-lived entities at its meeting on Wednesday, October 29, 2003. Any action taken by the FASB could have an impact on the manner and timing in which we and other companies are required to account for minority interests in certain consolidated joint ventures. If the FASB elects to implement SFAS 150 in its current form, we will adopt SFAS 150 and present our financial statements, including the effects of SFAS 150 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. A presentation of the liability amounts that would be required under SFAS 150, as well as the impact on the periods reported, is presented in the tables attached to this report.

Occupancy in our industrial operating portfolio increased 50 basis points over the prior quarter reaching 92.0% at September 30, 2003, compared with 94.4% at September 30, 2002. Cash-basis same store net operating income decreased 7.7% in the quarter and decreased 2.2% year-to-date, reflecting the impact of lower occupancy and rental rate levels from the year-ago period.

Investment Activities

During the third quarter, we continued to be an opportunistic seller of non-strategic assets selling one 332,900 square foot retail asset in Miami for $56.7 million and nine industrial buildings in various markets totaling 483,600 square feet for $45.5 million. The stabilized cash capitalization rate for these dispositions averaged 7.9%.

We acquired 13 buildings totaling 839,300 square feet for a total investment of $57.4 million, adding to our market presence in Chicago, Miami, Northern New Jersey and to our on-tarmac holdings during the third quarter.

We began development of two new projects in Mexico City and the LA Basin in the third quarter totaling an approximate 1.6 million square feet for an estimated investment of $67.5 million. Our committed industrial development and renovation pipeline through 2005 currently stands at $207.5 million and consists of an expected 4.0 million square feet.

We continue to create profits from development projects available for sale. During the third quarter, three such projects were sold generating a net cash gain to us of $2.2 million. Our build-to-sell program now includes a planned 603,200 square feet in four projects, consisting of both build-to-suit and speculative developments with an estimated total investment of $41.6 million.

Financing Activities

During the quarter, we redeemed all 3,995,800 of our outstanding shares of 8.5% Series A Cumulative Redeemable Preferred Stock (NYSE:AMB-A). The preferred redemption price was $25.0826 per share, which was equal to the original issuance price of $25.00 per share plus accumulated and unpaid dividends through the redemption date of July 28, 2003.

Also during the quarter, we obtained long-term secured debt financing on behalf of three of our co-investment joint ventures, totaling $137 million at an average rate of 4.5% and a weighted average maturity of approximately eight years.

Eugene F. Reilly Joins Senior Management Team

On October 7, 2003, we announced that Gene Reilly joined us as executive vice president, North American Development. Working from our Boston office, Reilly is responsible for all of our development activities in North America and is a member of our investment committee.

Supplemental Reporting Measure

We report funds from operations per fully diluted share and unit (FFOPS) in accordance with the standards established by NAREIT as a supplemental earnings measure. Third quarter 2003 FFOPS before the impact of required accounting changes was $0.52, compared with $0.58 in the same period of 2002. Including required accounting changes for preferred stock redemption costs of $0.04 per share, which are required under EITF Issue D-42, FFOPS in the quarter was $0.48, compared with $0.58 in 2002.

Similarly, FFOPS for the nine months ended September 30, 2003 before required accounting changes was $1.65 compared with $1.78 for the same period in 2002. FFOPS for the year-to-date inclusive of changes in accounting for impairment losses and offering costs for preferred stock redemptions totaling $0.10 per share was $1.54, compared with $1.79 for the same period in 2002. These numbers exclude any changes to the definition of FFO that NAREIT may implement in connection with SFAS 150.

Previously, in accordance with NAREIT’s FFO implementation guidance, we excluded unrealized impairment losses on real estate investment either held for sale or for long-term investment. Recently, NAREIT issued guidance that such losses should no longer be added back for purposes of calculating FFO.

In the footnotes to the attached financial statements, we provide a discussion of why management believes FFO is a useful measure of operating performance; of ways in which investors might use FFO when assessing our financial performance; and of FFO’s limitations as a measurement tool.

A reconciliation from the net income to funds from operations is provided in the attached tables.

Consolidated Balance Sheets
(dollars in thousands)

	As of

	September 30, 2003	June 30, 2003	March 31, 2003	December 31,2002

Assets
Investments in real estate:
Total investments in properties	$5,094,573	$5,016,014	$4,869,741	$4,925,982
Accumulated depreciation	(442,755)	(412,990)	(382,900)	(362,540)

Net investments in properties	4,651,818	4,603,024	4,486,841	4,563,442
Investment in unconsolidated joint ventures	56,159	68,566	67,754	64,428
Properties held for divestiture, net	20,467	73,000	59,742	107,871

Net investments in real estate	4,728,444	4,744,590	4,614,337	4,735,741
Cash and cash equivalents	152,432	91,161	149,908	117,214
Mortgage receivable	13,066	13,097	13,112	13,133
Accounts receivable, net	80,927	83,116	76,056	74,207
Other assets	70,208	44,300	51,909	52,199

Total assets	$5,045,077	$4,976,264	$4,905,322	$4,992,494

Liabilities and Stockholders’ Equity
Secured debt	$1,312,105	$1,215,135	$1,250,528	$1,284,675
Unsecured senior debt securities	800,000	800,000	800,000	800,000
Unsecured debt	9,772	9,909	10,050	10,186
Alliance Fund II credit facility	—	—	51,500	45,500
Unsecured credit facility	91,335	19,420	17,464	95,000
Accounts payable and other liabilities	179,558	167,621	188,050	181,716

Total liabilities	2,392,770	2,212,085	2,317,592	2,417,077
Minority interests:
Joint venture partners	644,413	640,095	497,760	488,524
Preferred unitholders	305,197	308,369	308,369	308,369
Limited partnership unitholders	88,553	93,209	94,500	94,374

Total minority interests	1,038,163	1,041,673	900,629	891,267
Stockholders’ equity:
Common stock	1,565,923	1,578,087	1,591,107	1,588,156
Preferred stock	48,221	144,419	95,994	95,994

Total stockholders’ equity	1,614,144	1,722,506	1,687,101	1,684,150

Total liabilities and stockholders’ equity	$5,045,077	$4,976,264	$4,905,322	$4,992,494

Consolidated Statement of Operations
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenues
Rental revenues	$148,239	$146,926	$450,912	$425,915
Private capital income	1,928	2,766	7,844	8,468

Total revenues	150,167	149,692	458,756	434,383
Costs and expenses
Property operating costs	(40,020)	(37,629)	(118,228)	(105,646)
Depreciation and amortization	(32,584)	(31,446)	(99,269)	(88,650)
Impairment losses	—	—	(5,251)	—
General and administrative	(10,843)	(12,376)	(35,187)	(34,207)

Total costs and expenses	(83,447)	(81,451)	(257,935)	(228,503)

Operating income	66,720	68,241	200,821	205,880
Other income and expenses
Equity in earnings of unconsolidated joint ventures	1,365	1,322	4,222	4,443
Interest and other income	701	2,609	3,643	9,921
Gains from dispositions of real estate	—	—	7,429	2,480
Merchant development profits, net of minority interests and taxes	2,181	618	2,181	618
Interest, including amortization	(35,867)	(37,501)	(107,963)	(109,133)

Total other income and expenses	(31,620)	(32,952)	(90,488)	(91,671)

Income before minority interests and discontinued operations	35,100	35,289	110,333	114,209
Minority interests’ share of income:
Joint venture partners	(9,809)	(8,771)	(26,410)	(23,104)
Preferred unitholders	(6,314)	(6,403)	(19,073)	(18,770)
Limited partnership unitholders	(740)	(942)	(3,093)	(3,622)

Total minority interests share of income	(16,863)	(16,116)	(48,576)	(45,496)

Income from continuing operations	18,237	19,173	61,757	68,713
Discontinued operations:
Income attributable to discontinued operations, net of minority interests	828	4,167	3,151	13,780
Gains from dispositions of real estate, net of minority interests	7,888	3,734	39,549	3,734

Total discontinued operations	8,716	7,901	42,700	17,514

Net income	26,953	27,074	104,457	86,227
Preferred stock dividends	(1,470)	(2,123)	(5,788)	(6,373)
Preferred stock and unit redemption discount/(issuance costs)	(3,671)	412	(3,671)	412

Net income available to common stockholders	$21,812	$25,363	$94,998	$80,266

Net income per common share (diluted)	$0.26	$0.30	$1.15	$0.94

Weighted average common shares (diluted)	82,720,130	85,527,829	82,539,800	85,360,210

Insert 1

Consolidated Statements of Funds from Operations (4)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,

	2003	2002 (1)	2003	2002 (1)

Net income	$26,953	$27,074	$104,457	$86,227
Gains from dispositions of real estate, net of minority interests	(7,888)	(3,734)	(46,978)	(6,214)
Real estate related depreciation and amortization:
Total depreciation and amortization	32,584	31,446	99,269	88,650
Discontinued operations’ depreciation	339	2,378	1,910	6,821
FF& E depreciation	(170)	(179)	(548)	(526)
Ground lease amortization(2)	—	(781)	—	(1,471)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests	9,809	8,771	26,410	23,104
Limited partnership unitholders’ minority interests	740	942	3,093	3,622
Discontinued operations’ minority interests	883	940	1,096	2,562
FFO attributable to minority interests	(17,345)	(13,635)	(47,847)	(37,753)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(1,365)	(1,322)	(4,222)	(4,443)
AMB’s share of FFO	2,345	2,193	7,620	6,866
Preferred stock dividends	(1,470)	(2,123)	(5,788)	(6,373)
Preferred stock and unit redemption discount/(issuance costs)	(3,671)	412	(3,671)	412

Funds from operations	$41,744	$52,382	$134,801	$161,484

FFO per common share and unit (diluted)	$0.48	$0.58	$1.54	$1.79

FFO per common share and unit (excluding impairment losses and preferred stock redemption issuance costs)(3)	$0.52	$0.58	$1.65	$1.78

Weighted average common shares and units (diluted)	87,399,544	90,379,023	87,342,075	90,239,149

(1)	FFO for the quarter and nine months ended September 30, 2002, was adjusted for the retroactive adoption of SFAS No. 145 for the treatment of extraordinary items, resulting in a reduction of $0.1 million and $0.4 million, respectively, from previously reported FFO.

(2)	In the quarter ended June 30, 2003, and effective January 1, 2003, the Company discontinued its practice of deducting amortization of investments in leasehold interests from FFO as such an adjustment is not provided for in NAREIT’s FFO definition. As a result, FFO for the nine months ended September 30, 2003, includes an adjustment of $0.9 million to reflect the change. Had the Company not made the change, reported FFO per share for the quarter and nine months ended September 30, 2003, would have been $0.47 and $1.51, respectively. Had the Company made the change effective January 1, 2002, reported FFO per share for the quarter and nine months ended September 30, 2002, would have been $0.59 and $1.81, respectively.

(3)	In the quarter ended September 30, 2003, and effective January 1, 2003, the Company no longer adds back impairment losses when computing FFO in accordance with NAREIT’s FFO definition. As a result, FFO for the nine months ended September 30, 2003, includes an adjustment of $5.3 million to reflect the change. In addition, in the quarter ended September 30, 2003, and effective January 1, 2002, the Company adopted EITF D-42 and began including preferred stock and unit redemption discounts and issuance cost write-offs in FFO. As a result, FFO for the nine months ended September 30, 2002, includes an adjustment of $0.4 million to reflect the change.

(4)	The Company believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. In accordance with the NAREIT White Paper on FFO, the Company includes in FFO the effects of straight-line rents. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. The Company believes that the use of FFO, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies.

1

While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to its real estate assets nor is FFO necessarily indicative of cash available to fund its future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does.

2

SFAS 150 Summary Financial Information (1)
(dollars in thousands, except share data)

	Without	Effect of		WITH
	SFAS 150	SFAS 150		SFAS 150
	adoption	adoption		adoption

Consolidated Balance Sheet Data (as of September 30, 2003)
Total assets	$5,045,077	$—		$5,045,077
Total liabilities	2,392,770	661,369		3,054,139
Total minority interests	1,038,163	(644,413)		393,750

Total stockholders’ equity	$1,614,144	$(16,956)		$1,597,188

Consolidated Statement of Operations (for the quarter ended September 30, 2003)
Net income before cumulative effect of accounting change	$26,953	$(949	)(2)	$26,004
Cumulative effect of accounting change:
SFAS 150 minority interests’ change in value	—	(16,007)		(16,007)

Net income	$26,953	$(16,956)		$9,997

Net income available to common stockholders	$21,812	$(16,956)		$4,856

Net income per common share (diluted)	$0.26	$(0.20)		$0.06

Funds from operations	$41,744	$(13,802)		$27,942

FFO per common share and unit (diluted)	$0.48	$(0.16)		$0.32

(1)	The Financial Accounting Standards Board (FASB) is scheduled to review the application of SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, with respect to minority interests in finite-lived entities at its meeting on October 29, 2003. Any action taken by the FASB could have an impact on the manner and timing in which AMB and other companies are required to account for minority interests in certain consolidated joint ventures. If the FASB elects to implement SFAS 150 in its current form, AMB will adopt SFAS 150 and present its financial statements including the effects of SFAS 150 in its third-quarter filing with the SEC on form 10-Q.

(2)	Net of minority interests’ share of merchant development profits and gains on dispositions of real estate.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:

Exhibit
Number	Description

99.1	AMB Property Corporation Press Release dated October 28, 2003.

ITEM 12 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 28, 2003, we issued a press release entitled “AMB Property Corporation Announces Third Quarter 2003 Results,” which sets forth our results of operations for the third quarter of 2003. A copy of the press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Forward Looking Statements

Some of the information included in this report contains forward-looking statements, such as statements pertaining to earnings and results of operations and future plans. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial

Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: October 29, 2003	By:	/s/ Tamra Browne

Tamra Browne
Senior Vice President,
General Counsel and Secretary